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                                                                    EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

                   CHAPARRAL STEEL COMPANY AND SUBSIDIARIES

                                            Three months ended                Six months ended
                                               November 30,                     November 30,
                                           1994            1993            1994             1993
                                         -------          -------         -------          -------
                                                      (In thousands except per share)
AVERAGE SHARES OUTSTANDING
 Primary:
  Average shares outstanding              29,680           29,680          29,680           29,680
  Stock options - treasury stock method
    using average market prices               31               29              32               32
                                         -------          -------         -------          -------
      TOTALS                              29,711           29,709          29,712           29,712
                                         =======          =======         =======          =======

 Fully diluted:
  Average shares outstanding              29,680           29,680          29,680           29,680
  Stock options - treasury stock method
    using end of quarter market
    price if higher than average              32               31              32               35
                                         -------          -------         -------          -------
      TOTALS                              29,712           29,711          29,712           21,715
                                         =======          =======         =======          =======

INCOME APPLICABLE
 TO COMMON STOCK
  Primary and fully diluted:
   Net income                            $ 4,969          $ 4,423         $ 6,722          $ 3,549
  Add:
   Pre-September 1990 contingent
    price amortization                        58               58             116              116
                                         -------          -------         -------          -------
                                         $ 5,027          $ 4,481         $ 6,838          $ 3,665
                                         =======          =======         =======          =======

PER SHARE
 Net income per common share:
  Primary                                $   .17          $   .15         $   .23          $   .12
                                         =======          =======         =======          =======
  Fully diluted                          $   .17          $   .15         $   .23          $   .12
                                         =======          =======         =======          =======


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